American Century Investment Trust
AMENDMENT NO. 3 TO MANAGEMENT AGREEMENT

THIS AMENDMENT NO. 3 TO MANAGEMENT AGREEMENT (“Amendment”) is effective as of the 10th day of April, 2017, by and between AMERICAN CENTURY INVESTMENT TRUST, a Massachusetts business trust and registered investment company (the “Company”), and AMERICAN CENTURY INVESTMENT MANAGEMENT, INC., a Delaware corporation (hereinafter called the “Investment Manager”).

WHEREAS, the Company and the Investment Manager are parties to a certain Management Agreement effective as of July 16, 2010, and amended effective as of July 26, 2013 and December 1, 2015 (“Agreement”);

WHEREAS, the parties hereto desire to enter into this Amendment to change the name of the Institutional Class of common stock to R5 Class for the series of shares titled Core Plus Fund, High-Yield Fund, Short Duration Fund, and Short Duration Inflation Protection Bond Fund;

WHEREAS, the parties hereto desire to enter into this Amendment to change the name of the Institutional Class of common stock to I Class for the series of shares titled Diversified Bond Fund;

WHEREAS, the parties hereto desire to enter into this Amendment to reflect the addition of a duly established new I Class for the series of shares titled Core Plus Fund, High-Yield Fund, Short Duration Fund, and Short Duration Inflation Protection Bond Fund;

WHEREAS, the parties hereto desire to enter into this Amendment to reflect the addition of a duly established new R5 Class for the series of shares titled Diversified Bond Fund;

WHEREAS, the parties hereto desire to enter into this Amendment to reflect the addition of a duly established new T Class for the series of shares titled Diversified Bond Fund; and

WHEREAS, the parties hereto desire to enter into this Amendment to reflect the addition of a duly established new Y Class for the series of shares titled Diversified Bond Fund, High-Yield Fund, and Short Duration Inflation Protection Bond Fund.

NOW, THEREFORE, IN CONSIDERATION of the mutual promises and agreements herein contained, the parties agree as follows:

1.    Amendment of Schedule C. Schedule C to the Agreement is hereby amended by deleting it in its entirety and inserting in lieu therefor the Schedule C attached hereto.

2.    Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

American Century Investment Trust

3.    Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective duly authorized officers to be effective as of the day and year first above written.

American Century Investment Management, Inc.	American Century Investment Trust
/s/ Otis H. Cowan	/s/ Charles A. Etherington
Otis H. Cowan Vice President	Charles A. Etherington Senior Vice President

American Century Investment Trust                    Schedule C: Complex Fee Schedules

Schedule C
Complex Fee Schedules

ALL FUNDS EXCEPT DIVERSIFIED BOND AND NT DIVERSIFIED BOND

	Rate Schedules
Complex Assets	All Other Classes	R5 Class	I Class	R6 Class	Y Class
First $2.5 billion	0.3100%	0.1100%	0.2100%	0.0600%	0.1100%
Next $7.5 billion	0.3000%	0.1000%	0.2000%	0.0500%	0.1000%
Next $15.0 billion	0.2985%	0.0985%	0.1985%	0.0485%	0.0985%
Next $25.0 billion	0.2970%	0.0970%	0.1970%	0.0470%	0.0970%
Next $25.0 billion	0.2870%	0.0870%	0.1870%	0.0370%	0.0870%
Next $25.0 billion	0.2800%	0.0800%	0.1800%	0.0300%	0.0800%
Next $25.0 billion	0.2700%	0.0700%	0.1700%	0.0200%	0.0700%
Next $25.0 billion	0.2650%	0.0650%	0.1650%	0.0150%	0.0650%
Next $25.0 billion	0.2600%	0.0600%	0.1600%	0.0100%	0.0600%
Next $25.0 billion	0.2550%	0.0550%	0.1550%	0.0050%	0.0550%
Thereafter	0.2500%	0.0500%	0.1500%	0.0000%	0.0500%

ALL FUNDS EXCEPT DIVERSIFIED BOND AND NT DIVERSIFIED BOND

Series	Investor Class	R5 Class	A Class	C Class	I Class	R Class	R6 Class	Y Class
➢U.S. Government Money Market Fund	Yes	No	Yes	Yes	No	No	No	No
➢Prime Money Market Fund	Yes	No	Yes	Yes	No	No	No	No
➢High-Yield Fund	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes
➢Short Duration Inflation Protection Bond Fund	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes
➢Core Plus Fund	Yes	Yes	Yes	Yes	Yes	Yes	No	No
➢Short Duration Fund	Yes	Yes	Yes	Yes	Yes	Yes	No	No

C-1

American Century Investment Trust                    Schedule C: Complex Fee Schedules

DIVERSIFIED BOND AND NT DIVERSIFIED BOND ONLY

	Rate Schedules
Complex Assets	All Other Classes	Institu- tional/ I Class	R5 Class	R6 Class	Y Class
First $2.5 billion	0.3100%	0.1100%	0.1100%	0.0600%	0.0800%
Next $7.5 billion	0.3000%	0.1000%	0.1000%	0.0500%	0.0700%
Next $15.0 billion	0.2985%	0.0985%	0.0985%	0.0485%	0.0685%
Next $25.0 billion	0.2970%	0.0970%	0.0970%	0.0470%	0.0670%
Next $25.0 billion	0.2870%	0.0870%	0.0870%	0.0370%	0.0570%
Next $25.0 billion	0.2800%	0.0800%	0.0800%	0.0300%	0.0500%
Next $25.0 billion	0.2700%	0.0700%	0.0700%	0.0200%	0.0400%
Next $25.0 billion	0.2650%	0.0650%	0.0650%	0.0150%	0.0350%
Next $25.0 billion	0.2600%	0.0600%	0.0600%	0.0100%	0.0300%
Next $25.0 billion	0.2550%	0.0550%	0.0550%	0.0050%	0.0250%
Thereafter	0.2500%	0.0500%	0.0500%	0.0000%	0.0200%

Series	Investor Class	Institu- tional	I Class	A Class	C Class	R Class	R5 Class	R6 Class	T Class	Y Class
➢Diversified Bond Fund	Yes	No	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes
➢NT Diversified Bond Fund	No	Yes	No	No	No	No	No	Yes	No	No

C-2